POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below, constitutes and appoints Gary D. Kniskern his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for his/her and in his/her name, place and stead, in any and all capacities, to sign the Form 4 to which this Power of Attorney is attached and any amendments thereto as well as any Form 4 or Form 5 that might be required to be filed in the future, and to file the same, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be valid from the date appearing hereon until December 31, 2007.

Dated: January 9, 2003 s/ Frances H. Johnson. __________

(Signature)

Frances H. Johnson ____________

(Typed or Printed Name)